                                                                      EXHIBIT 11

                                   EXHIBIT 11

                  STATEMENT RE:  COMPUTATION OF LOSS PER SHARE
                     (in thousands, except for share data)


                                                                           FOR THE THREE MONTHS ENDED
                                                                                   MARCH 31,
                                                                     --------------------------------------
                                                                             1998                 1997
                                                                             ----                 ----
NUMERATOR:
   Net loss before preferred stock dividends                               $    (7,785)        $    (4,997)
   Preferred stock dividends                                                      (807)                  -
                                                                           -----------         -----------

NUMERATOR FOR BASIC EPS - LOSS APPLICABLE TO COMMON SHAREHOLDERS                (8,592)             (4,997)
                                                                           -----------         -----------

   EFFECT OF DILUTIVE SECURITIES                                                     -                   -
                                                                           -----------         -----------

   NUMERATOR FOR DILUTED EPS - LOSS APPLICABLE TO COMMON                           (8,592)          (4,997)
   SHAREHOLDERS                                                            -----------         -----------


DENOMINATOR:

   Denominator for basic EPS - weighted average shares                      10,560,111          10,370,907

EFFECT OF DILUTIVE SECURITIES                                                        -                   -
                                                                           -----------         -----------

   Denominator for diluted EPS - adjusted weighted average shares           10,560,111          10,370,907
                                                                           ===========         ===========

BASIC LOSS PER SHARE                                                       $     (0.81)        $     (0.48)
                                                                           ===========         ===========

DILUTED LOSS PER SHARE                                                     $     (0.81)        $     (0.48)
                                                                           ===========         ===========